Exhibit 99.1 Press release dated May 12, 2014.

 PITOOEY! Inc. Names Richard M. Hybner as CEO

PHOENIX, AZ – May 12, 2014 – The Board of Directors of PITOOEY!, Inc. (PTOO) announces its choice of Richard Hybner as CEO, effective immediately. As a rapidly-expanding company, PITOOEY!’s Board of Directors embraces Hybner’s experience, which has in the past sparked growth for The Wall Street Journal, CK Media, and BestIT.com, Inc.

Former CEO, Jacob DiMartino, will continue with his duties as President of PITOOEY!, as Hybner joins the brand to strengthen it. The Board is enthusiastic about the powerful relationship being forged between Hybner and DiMartino, who bring their respective talents to complement PITOOEY!’s digital marketing and social media engagements.

In the first quarter of 2014, DiMartino was instrumental in the Company’s acquisition of RAADR software for social media monitoring, the launch of its flagship product--the PITOOEY! App, which offers a unique model for social buying-- and was key in the development of Legal 420, a progressive app for the cannabis space.

Hybner’s extensive credits as a publishing and media expert bring a new dimension to the Company’s growth projections and will significantly enhance operations and investor relations efforts throughout PITOOEY!. “Our path is clear to offer a modern social media subscription model that users will embrace and will generate significant user and advertising revenues,” said Hybner, who plans an approach similar to those he implemented during his tenure with previous media firms. “We have a tremendous opportunity to build on a solid franchise, make necessary changes, and take strategic measures to establish a well-positioned and recognized brand with significant growth,” he stated. “The overarching goal is to fulfill investor objectives. Our common goal is to attract and retain a growing number of subscribers who actively engage with our product offerings.”

A self-proclaimed hands-on manager, Hybner takes pride in asking the right questions, acting decisively to solve problems, finding the right talent, and especially identifying strategies that speak to market and growth plans. He views guiding the PITOOEY! brand as an opportunity to build a “modern subscriber base beyond legacy media.” Hybner believes that shareholders hold an important stake in the Company and that his team bears a fiduciary responsibility to manage and exceed their expectations.

A native of Connecticut, Hybner worked for many years in New York City prior to settling in Phoenix. He holds an MBA from The Lubin School of Business in New York City and a Bachelor’s Degree from Saint Michael’s College in Colchester, Vermont.

Giving back to underserved and disenfranchised youth has been a constant endeavor that he hopes to mirror in subsequent versions of PITOOEY!’s RAADR app, which serves as a guardian for social media activity, especially for teens.

About PITOOEY!™, Inc.:

PITOOEY!, Inc. provides innovative solutions that connect businesses and consumers through mobile and social-based communication platforms.

Safe Harbor:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of PITOOEY!, Inc., its directors or its officers with respect to, among other things: (I) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond PITOOEY!, Inc.'s ability to control and their actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in PITOOEY!, Inc.'s filings with the Securities and Exchange Commission.

For further information contact:

PITOOEY!, Inc.

Public Relations and Shareholder Information Cathy L. Fritz

Phone: 623-258-4986

Email: cathy@pitooey.com